UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2022

SANUWAVE HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52985	20-1176000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3360 Martin Farm Road , Suite 100
Suwanee, Georgia 30024
(Address of Principal Executive Offices, Including Zip Code)

(770) 419-7525
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Common Stock Warrant

On August 5, 2022, SANUWAVE Health, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with the purchasers identified on the signature pages thereto (the “Purchasers”) for the sale by the Company in a private placement (the “Private Placement”) of (i) the Company’s future advance convertible promissory notes in an aggregate principal amount of approximately $16.1 million (the “Notes”), consisting of $12.2 million in newly raised capital and $3.8 million in rolled forward accrued expenses and fees, (ii) warrants to purchase an additional 403 million shares of common stock of the Company with an exercise price of $0.067 per share (the “First Warrants”) and (iii) warrants to purchase an additional 403 million shares of common stock of the Company with an exercise price of $0.04 per share (the “Second Warrants,” collectively with the First Warrants, the "Warrants"). The Notes will be convertible and the Warrants exercisable on the earlier to occur of (1) completion of a reverse stock split and (2) December 31, 2022. The exercise price of the Warrants is subject to adjustment, including if the Company issues or sells shares of common stock or Share Equivalents (as defined in the Warrants) for an effective consideration price less than the exercise price of the Warrants or if the Company lists its shares of common stock on the Nasdaq Capital Market and the average volume weighted average price of such common stock for the five trading days preceding such listing is less than $0.04 per share; provided, however, that the exercise price of the Warrants shall never be less than $0.01 per share. The Warrants have a five-year term. The closing of the Private Placement occurred on August 5, 2022 (the “Closing Date”). At the Closing Date, the Company received total proceeds of $14.4 million.

The foregoing descriptions of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Warrants, which are filed as Exhibit 10.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Notes

As described above, on August 5, 2022, the Company issued Notes to the Purchasers in an aggregate principal amount of $16.1 million. Pursuant to the Notes, the Company promised to pay each Purchaser, its designee or registered assigns (the “Holder”) in cash and/or in shares of common stock, at a conversion price of $0.04 (the "Conversion Price"), the principal amount (subject to reduction pursuant to the terms of the Note, the “Principal”) as may be advanced in disbursements (each, a “Disbursement” and together, the “Disbursements” with total principal of outstanding Disbursements equaling Principal), and to pay interest at a rate of fifteen percent (15%) per annum (“Interest”) on any outstanding Principal at the applicable Interest rate from the date of the Notes until the Notes are accelerated, converted, redeemed or otherwise. The Conversion Price of the Notes is subject to adjustment, including if the Company issues or sells shares of common stock for a price per share less than the Conversion Price of the Notes or if the Company lists its shares of common stock on the Nasdaq Capital Market and the average volume weighted average price of such common stock for the five trading days preceding such listing is less than $0.04 per share; provided, however, that the Conversion Price shall never by less than $0.01.

The Notes contain customary events of default and covenants, including limitations on incurrences of indebtedness and liens.

In connection with the Private Placement, on August 5, 2022 the Company entered into a security agreement in favor of each Purchaser to secure the Company’s obligations under the Notes (the “Security Agreement”).

The rights of each Purchaser to receive payments under its Notes are subordinate to the rights of NH Expansion Credit Fund Holdings LP (“North Haven Expansion”) pursuant to a subordination agreement, which the Company and the Purchasers entered into with North Haven Expansion on August 5, 2022 in connection with the Private Placement (the “Subordination Agreement”).

The foregoing descriptions of the Notes, the Subordination Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Notes, the Subordination Agreement and the Security Agreement, which are filed as Exhibit 4.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Purchasers on August 5, 2022 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission no later than sixty (60) days following the Closing Date to register the resale of the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants issued pursuant to such Purchase Agreement (the “Registrable Securities”) and to cause the Registration Statement to become effective within one-hundred eighty (180) days following the Closing Date. The Company shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until all Registrable Securities have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) of the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 of the Securities Act, as determined by the counsel to the Company.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.

Side Letter Settlement Agreement

On August 5, 2022, the Company entered into a Side Letter Settlement Agreement (the “Settlement Agreement”) with Leviston Resources LLC (“Leviston”) to satisfy in full the indebtedness under the Securities Purchase Agreement, dated April 20, 2021, as amended and restated and otherwise modified from time to time (the “2021 SPA”).  Pursuant to the 2021 SPA, Leviston agreed to purchase (i) a Future Advance Convertible Promissory Note from the Company in an aggregate principal amount of up to $4,217,217 and (ii) a warrant to purchase 16,666,667 shares of the Company’s common stock (the “Leviston Warrant”) with an exercise price of $0.18 per share.

Pursuant to the Settlement Agreement, upon receipt by Leviston of (i) 16,666,667 shares of common stock of the Company in exchange for the Leviston Warrant and (ii) the payment of $3,205,715, the indebtedness under the 2021 SPA shall be automatically satisfied in full and irrevocably discharged, terminated and released, and all obligations under the 2021 SPA and other transaction documents shall be automatically terminated.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained under the heading Side Letter Settlement Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities in the Private Placement were offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. Each Purchaser represented that it was an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2022, Morgan Frank was appointed to the Board to serve as Chair, effective immediately. Mr. Frank will serve as a director with a term expiring at the next annual meeting and until a successor has been duly elected and qualified.  Mr. Frank was not named to any committees of the Board, and no committee assignments are contemplated at this time.

 Mr. Frank was appointed a director in connection with the financing described above.  Mr. Frank has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 8, 2022, the Company issued a press release announcing the closing of the transactions referenced herein. A copy of the press release is furnished hereto as Exhibit 99.1.

On August 8, 2022, the Company issued a press release announcing the appointment of Morgan Frank to the Board to serve as Chair. A copy of the press release is furnished hereto as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Future Advance Convertible Promissory Note issued to certain purchasers, dated August 5, 2022.
4.2	Form of Common Stock Purchase Warrant issued to certain purchasers, dated August 5, 2022.
10.1	Form of Securities Purchase Agreement, dated August 5, 2022, by and among the Company and the purchasers identified on the signature pages thereto.
10.2	Form of Subordination Agreement, dated August 5, 2022, by and among the Company, NH Expansion Credit Fund Holdings LP and certain creditors.
10.3	Form of Security Agreement, dated August 5, 2022, by and among the Company and certain lenders.
10.4	Form of Registration Rights Agreement, dated August 5, 2022, by and among the Company and certain lenders.
10.5	Settlement Agreement, dated August 5, 2022, by and between the Company and Leviston Resources LLC.
99.1	Press Release dated August 8, 2022.
99.2	Press Release dated August 8, 2022.
104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: August 8, 2022	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Chief Financial Officer